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                                                                EXHIBIT 10(c).

                              NORWEST CORPORATION

                     EMPLOYEES' DEFERRED COMPENSATION PLAN

        (As restated to reflect the two-for-one stock split in the form of a 100% stock dividend distributed on October 10, 1997)


    1. RESTATEMENT OF PLAN. On July 27, 1993, the Board of Directors of Norwest Corporation, a Delaware corporation (the "Corporation"), authorized the creation of a nonqualified, unfunded, elective deferral plan known as the "Norwest Corporation Employees' Deferred Compensation Plan" (the "Old Plan") for the purpose of allowing a select group of management and highly compensated employees of the Corporation and its subsidiaries to defer the receipt of compensation which would otherwise be paid to those employees. The Corporation reserved the power to amend and terminate the Old Plan by action of the Human Resources Committee of the Corporation's Board of Directors. The Human Resources Committee desires to exercise that reserved power of amendment by the adoption of this amended and restated Norwest Corporation Employees' Deferred Compensation Plan (hereinafter referred to as the "Plan").

    2. ELIGIBILITY. Each full-time employee of the Corporation or any of its subsidiaries who has target total compensation of $80,000 or more ("Compensation") and any other employee who is highly compensated and has been selected for participation in this Plan by the Plan Administrator (as defined in Section 11) or such officers of the Corporation to which the Plan Administrator has delegated its authority shall be eligible to participate in the Plan (each, an "Eligible Employee").

    3. DEFERRAL OF COMPENSATION. An Eligible Employee may elect to defer all or a portion of the Eligible Employee's "Regular Compensation" (salaries, bonuses, and commissions) that the Eligible Employee may earn from the Corporation or its subsidiaries during the calendar year (the "Deferral Year") following the year in which the Deferral Election (as defined in Section 4(A)(1)) is made. However, any other payroll deductions elected by the Eligible Employee (such as payments for welfare or retirement benefits or insurance), including FICA taxes, shall be made before any deferrals are made under this Plan. Such Deferral Election shall be made pursuant to Section 4(A)(2). An Eligible Employee may also defer certain gains derived from specified stock option grants ("Stock Option Compensation") under the Corporation's Long-Term Incentive Compensation Plan and any other stock option plan approved by the Plan
Administrator.   The terms of a Stock Option Compensation deferral will be
subject to an independent deferral election made pursuant to Section 4(B)(2).

    4.  ELECTION TO PARTICIPATE AND DEFER COMPENSATION.

        A)  DEFERRAL OF REGULAR COMPENSATION.

            1) PARTICIPATION. Except as provided in Section 4(A)(3) as to new Eligible Employees, an Eligible Employee becomes a participant in the Plan by filing, during an enrollment period specified by the Plan Administrator but no later than December 15 of the year preceding the Deferral Year, an irrevocable election (the "Deferral Election") with the Plan Administrator. An Eligible Employee who has made a Deferral Election under this Section for any Deferral Year and has a Deferral Account (as defined in
                Section 5) is deemed a "Participant." The Deferral Election shall be effective only for the Deferral Year specified. A new Deferral Election must be filed for each Deferral Year. Amounts deferred under a Regular Compensation Deferral Election shall be credited to a "Regular Deferral Account" established under the Plan for the Eligible Employee.
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            2)  DEFERRAL ELECTION. The Deferral Election shall consist of the
                Eligible Employee's election to defer Regular Compensation, election of earnings option(s) as described in Section 5(A), and election of the timing and form of distribution of amounts deferred as described in Section 7. An Eligible Employee may elect to defer, in any combination, all or part of the Eligible Employee's a) base salary earned and paid on a periodic basis throughout the Deferral Year, b) incentive pay earned throughout the Deferral Year and paid after the end of the Deferral Year, and c) commissions and other periodic incentive payments paid during the Deferral Year. The Eligible Employee shall specify for each Regular Compensation category an amount to be deferred per pay period, expressed either as a percentage or a dollar amount.

            3) INITIAL DEFERRAL ELECTION OR INITIAL ELIGIBILITY. A new Eligible Employee must make a Deferral Election within thirty days of the date the Eligible Employee becomes eligible to participate in the Plan in order to defer Regular Compensation earned in the current Deferral Year.

            4) EARLY WITHDRAWAL. A Participant who wishes to receive payment of all or part of the Participant's deferred Regular Compensation on a date earlier than that specified in the Deferral Election may do so by filing with the Plan Administrator a request for early withdrawal. Such payment will be made from the earliest Deferral Year(s) in which the Participant has participated in the Plan. Regular Deferral Accounts will be distributed in the order in which the accounts were established. Stock Option Deferral Accounts will be distributed in the order in which the accounts were established following the distribution of all funds from Regular Deferral Accounts. For the appropriate Deferral Year(s), account accruals to date shall be disbursed completely, less a 10% early withdrawal penalty on the amount distributed. The 10% penalty assessed for early withdrawal will be permanently forfeited by the Participant and will be credited to the account of the Corporation. Further, the Participant shall forfeit eligibility to defer Regular Compensation or Stock Option Compensation during the two Deferral Years following the year in which the early withdrawal is made, but in no case shall an early withdrawal cause a current Deferral Election (either of Regular Compensation or Stock Option Compensation) to be suspended or canceled. In no case may a Participant make more than one early withdrawal per calendar year.

        B)  DEFERRAL OF STOCK OPTION GAINS

            1) PARTICIPATION. An Eligible Employee may file, during an enrollment period specified by the Plan Administrator, an irrevocable election (a "Stock Option Deferral Election") with the Plan Administrator. Except as provided in Section 4(B)(3), Stock Option Deferral Elections become effective on the second January 1 following the date of the election. An Eligible Employee who has made a Stock Option Deferral Election under this Section is deemed a "Participant." Each Stock Option Deferral Election pertains only to the specific option grant(s) covered. Amounts deferred under a Stock Option Deferral Election shall be credited to a "Stock Option Deferral Account" established under the Plan for the Eligible Employee.

            2) DEFERRAL ELECTION. A Stock Option Deferral Election shall consist of the Eligible Employee's election to defer all of the eligible Stock Option Compensation derived from a specific stock option grant. Eligible Stock Option Compensation consists of only stock option gains realized using the stock-for-stock swap method of exercise. Stock option gains derived from either a cash exercise or a same day sale will not be eligible Stock Option Compensation. Therefore, if an Eligible Employee elects to defer the stock option gain derived from a specific stock option grant, the Eligible Employee must agree to use the stock-for-stock method (as set forth in the option agreement) to exercise the specific option grant. Stock option gains from stock-for-stock swaps will be allocated solely to the Norwest Corporation common stock earnings option. The Stock Option Deferral Election must also specify the timing and form of distribution of the amount deferred as described in Section 7.
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            3)  DEFERRAL ELECTIONS FOR 1998. Stock Option Deferral Elections
                made by August 31, 1997 shall become effective January 1, 1998.

            4) EARLY WITHDRAWAL. A Participant who wishes to receive payment of all or part of the Participant's deferred Stock Option Compensation on a date earlier than that specified in the Stock Option Deferral Election may do so by filing with the Plan Administrator a request for early withdrawal. Stock Option Deferral Accounts will be distributed in the order in which the accounts were established after all funds from Regular Deferral Accounts are distributed. A 10% early withdrawal penalty will be assessed on the amount distributed. The 10% penalty assessed for early withdrawal will be permanently forfeited by the Participant and will be credited to the account of the Corporation. Further, the Participant shall forfeit eligibility to defer Regular Compensation or Stock Option Compensation during the two Deferral Years following the year in which the early withdrawal is made, but in no case shall an early withdrawal cause a current Deferral Election (either of Regular Compensation or Stock Option Compensation) to be suspended or canceled. In no case may a Participant make more than one early withdrawal per calendar year.

            5) EFFECT ON STOCK OPTIONS. Stock Option Compensation which the Participant has elected to defer may not be received between the filing of the Stock Option Deferral Election and its effective date. Termination of employment during this period other than by reason of death, disability or retirement will void the Stock Option Deferral Election.

    5.  DEFERRAL ACCOUNT.

        A) EARNINGS OPTIONS. The earnings options available for selection on the Deferral Election are as follows:

            1) Norwest Corporation common stock option ("Common Stock Option"). This is the only earnings option available for Stock Option Deferral Accounts.

            2) Norwest Bank Minnesota, N.A. one-year certificate of deposit option ("CD Option").

            3) A selection of registered investment companies chosen by the Employee Benefit Review Committee of the Corporation ("Fund Option").

            A Participant must choose to allocate amounts credited to the Participant's Regular Deferral Account among the earnings options in increments of five (5) percent. Except as provided in Section 4(A)(3) as to new Eligible Employees, the initial election of earnings options must be made by the Participant in advance of each Deferral Year. A Participant's Stock Option Deferral Account must be allocated to the Common Stock Option. Except with respect to a Participant's Stock Option Deferral Account, after the initial election of earnings options, Participants shall be entitled to change their earnings options each January 1 by filing an irrevocable written earnings option election form with the Plan Administrator at least thirty (30) days prior to the January 1 effective date.

        B) PERIODIC CREDITS. On each pay day on which the deferred Regular Compensation would otherwise be paid to a Participant, the Participant shall receive a credit to the Participant's Regular Deferral Account. When a stock option covered by a Stock Option Deferral Election is exercised using a stock-for-stock swap, the Participant's Stock Option Deferral Account will be credited on the last day of the month in which the stock option is exercised. The amount of each credit shall be equal to the amount deferred from the Participant's Regular Compensation and/or Stock Option Compensation. In the case of Regular Compensation, each credit shall be accounted for based on the earnings options selected by the Participant on the Regular Compensation Deferral Election.
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            In the case of Stock Option Compensation, the credit shall be a number of shares of Norwest common stock ("Common Stock") determined in accordance with Section 6(B) below.

        C) ADJUSTMENTS. Subject to Section 5(C)(4), that portion of a Participant's Regular Deferral Account which is accounted for under each earnings option shall be further adjusted by an amount determined in accordance with the respective earnings option as follows:

            1) CD OPTION. Adjustments under the CD Option shall be made monthly as of the last day of each month. The amount of the adjustment for the CD Option shall be calculated by multiplying the Participant's average balance in the CD Option for the month by an earnings factor based on the interest rate for a Norwest Bank Minnesota, N.A. one-year certificate of deposit as determined from time to time by the Plan Administrator.

            2) FUND OPTION. Adjustments under any Fund Option shall be made monthly as of the last day of each month. The amount of the adjustment for a Fund Option shall be calculated by multiplying the Participant's average balance in the Fund Option for the month by an adjustment factor based on the reported positive or negative performance for the month of the registered investment company assets relating to the Fund Option selected.

            3) COMMON STOCK OPTION. Adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock in accordance with paragraph 6(C) below.

            4) NO ADJUSTMENTS AFTER VALUATION. No adjustment shall be made to a Participant's Regular Deferral Account with respect to a lump sum payment or an installment payment after the valuation date used to determine the amount of such payment pursuant to Section 7(A)(6).

    6.  COMMON STOCK OPTION.

        A) ACCOUNTING. All periodic credits and all adjustments to a Participant's Stock Option Deferral Account or Regular Deferral Account (the "Deferral Accounts") under the Common Stock Option shall be credited in shares of Common Stock. Shares of Common Stock shall be rounded to the nearest ten-thousandth of a share.

        B) DETERMINATION OF NUMBER OF SHARES. The number of shares of Common Stock credited to a Participant's Deferral Accounts under the Common Stock Option shall be determined by dividing the amount of each periodic credit by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the last day of each month (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it is open).

        C) ADJUSTMENTS BASED ON DIVIDENDS. Subject to Section 5(C)(4), adjustments under the Common Stock Option shall be made each time a dividend is paid on Common Stock. The number of shares credited to a Participant's Deferral Accounts for such adjustments shall be determined by multiplying the dividend amount per share by the number of shares credited to the Participant's Deferral Accounts as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it is open).

        D) NUMBER OF SHARES ISSUABLE UNDER THE PLAN. Subject to adjustment as provided in Section 6(E), the maximum number of shares of Common Stock that may be credited under the Plan is 1,000,000.
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       E)   ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the
            Corporation shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

    7.  DISTRIBUTIONS.

        A) REGULAR DEFERRAL ACCOUNTS. Payment of Regular Deferral Accounts shall be made pursuant to the Participant's Deferral Election, subject to the following:

            1) UPON RETIREMENT OR DATE-CERTAIN DISTRIBUTION. A Participant may designate on the Deferral Election that distribution of the Regular Deferral Account shall be made either in a lump sum or in annual installments over a period of years not to exceed ten if the Participant elects distribution to commence upon retirement or a date certain. For this purpose, retirement means the Participant is entitled to regular retirement or early retirement as defined in Section 6.1 or 6.2 of the Norwest Corporation Pension Plan.

            2) UPON DISABILITY. A Participant may designate on the Deferral Election that distribution of the Regular Deferral Account shall be made either in a lump sum or in annual installments over a period of years not to exceed ten if the Participant becomes disabled as described in the Norwest Corporation Long-Term Disability Plan. The Participant may also specify on the Deferral Election that such disability shall not cause a distribution before the originally elected distribution commencement date.

            3) UPON DEATH. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Regular Deferral Account shall be made to the Participant's designated beneficiary in the form and manner designated in the Deferral Election or in a lump sum at the request of the designated beneficiary, but not sooner than 90 days following the date of the Participant's death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant's death.

                If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant's death in the first of the following classes of beneficiaries in which there is a survivor, shall be entitled to receive the balance of the Participant's Regular Deferral Account. If a person in the class surviving dies before receiving the balance (or the person's share of the balance in case of more than one person in the class) of the Participant's Regular Deferral Account, that person's right to receive the Participant's Regular Deferral Account will lapse and the determination of who will be entitled to receive the Participant's Regular Deferral Account will be determined as if that person predeceased the Participant.

                (a) Participant's surviving spouse

                (b) Equally to the Participant's children, except that if any of the Participant's children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living

                (c) Participant's surviving parents equally
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                (d) Participant's surviving brothers and sisters equally

                (e) Representative of the Participant's estate.

            4) UPON OTHER TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Corporation prior to the Participant's regular or early retirement as defined in Section
                6.1 or 6.2 of the Norwest Corporation Pension Plan, or disability as described in the Norwest Corporation Long-Term Disability Plan, or death, the Regular Deferral Account will be paid in a lump sum or in annual installments over a period of years not to exceed ten years to the Participant in accordance with the elections made on the termination of employment section of the Deferral Election.

            5) FORM OF DISTRIBUTIONS. All distributions from Regular Deferral Accounts shall be payable as follows:

                a) In cash for all Regular Deferral Accounts for which the
                   Participant elected an earnings option other than the Common Stock Option; or

                b) If the Participant elected the Common Stock Option, in cash or in whole shares of Common Stock (together with cash in lieu of a fractional share), or in a combination thereof, as the Participant shall elect prior to payment. If no election is made, distribution shall be made in cash.

            6)  VALUATION OF DEFERRAL ACCOUNTS FOR DISTRIBUTION.

                a) The amount of the distribution in cash and/or Common Stock on any February 28 (or the next preceding business day if February 28 is not a business day) shall be determined based on the Participant's Regular Deferral Account balance (and, if applicable, the price of Common Stock) as of the preceding December 31 (or the next preceding business day if December 31 is not a business day). The amount of the distribution in cash and/or Common Stock as of any other date on which a distribution is made shall be determined based on the Participant's Regular Deferral Account balance (and, if applicable, the price of Common Stock) as of the end of the month in which the event which triggers distribution occurs. Earnings adjustments to amounts that have been valued for distribution shall cease as of the date used to value such amounts.

                b) The amount of each installment payment shall be a fraction of the value of the Participant's Regular Deferral Account as of the December 31 preceding the date of the installment payment (or the next preceding business day if December 31 is not a business day), the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. The balance remaining in the Regular Deferral Account shall continue to be adjusted based on the earnings options selected by the Participant in the Deferral Election until the valuation date used to determine the amount of the last payment. All installment payments will be made by pro rata withdrawals from each earnings option elected by the Participant.

        B) STOCK OPTION DEFERRAL ACCOUNTS. Payment of Stock Option Deferral Accounts shall be made pursuant to the Participant's Stock Option Deferral Election, subject to the following:

            1) DATE-CERTAIN DISTRIBUTION. A Participant may designate on the Stock Option Deferral Election that distribution of the Stock Option Deferral Account shall be made either in a lump sum or in annual installments over a period of years not to exceed ten. The
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                Participant may not elect to receive the distribution earlier than 12 months after the date on which the option is exercised.

            2) UPON RETIREMENT. A Participant may designate on the Stock Option Deferral Election that distribution of the Stock Option Deferral Account shall be made either in a lump sum or in annual installments over a period of years not to exceed ten if the Participant elects distribution to be made after the Participant's regular retirement date or early retirement date as defined in Sec. 6.1 or 6.2 of the Norwest Corporation Pension Plan. The Participant may also specify that retirement shall not cause a distribution before the originally elected date-certain date.

            3) UPON DISABILITY. A Participant may designate on the Stock Option Deferral Election that distribution of the Stock Option Deferral Account shall be made in either a lump sum or annual installments over a period of years not to exceed ten if the Participant becomes disabled as described in the Norwest Corporation Long-Term Disability Plan. The Participant may also specify that such a disability shall not cause a distribution before the originally elected date-certain date.

            4) UPON DEATH. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Stock Option Deferral Account shall be made to the Participant's designated beneficiary in the form and manner designated in the Stock Option Deferral Election or in a lump sum at the request of the designated beneficiary, but not sooner than 90 days following the date of the Participant's death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant's death.

                If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant's death in the first of the following classes of beneficiaries in which there is a survivor, shall be entitled to receive the balance of the Participant's Stock Option Deferral Account. If a person in the class surviving dies before receiving the balance (or the person's share of the balance in case of more than one person in the class) of the Participant's Stock Option Deferral Account, that person's right to receive the Participant's Stock Option Deferral Account will lapse and the determination of who will be entitled to receive the Participant's Stock Option Deferral Account will be determined as if that person predeceased the Participant.

                (a) Participant's surviving spouse

                (b) Equally to the Participant's children, except that if any of the Participant's children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living

                (c) Participant's surviving parents equally

                (d) Participant's surviving brothers and sisters equally

                (e) Representative of the Participant's estate.

            5) UPON OTHER TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Corporation prior to the Participant's regular or early retirement as defined in Section
                6.1 or 6.2 of the Norwest Corporation Pension Plan, or disability as described in the Norwest Corporation Long-Term Disability Plan, or death, the Stock Option Deferral Account will be paid in a lump sum or in annual installments over a period of years not to exceed ten years to the Participant in accordance with the elections made in the termination section of the Stock Option Deferral Election. Should the option be unexercised, the Stock Option Deferral Election is canceled.

            6) FORM OF DISTRIBUTIONS. All distributions from the Stock Option Deferral Accounts shall be payable in whole shares of Common Stock (together with cash in lieu of a fractional share).

            7)  VALUATION OF STOCK OPTION DEFERRAL ACCOUNTS FOR DISTRIBUTION.

                a) The amount of the distribution on any February 28 (or the next preceding business day if February 28 is not a business day) shall be determined based on the Participant's Stock Option Deferral Account balance and on the price of Common Stock determined pursuant to Section 6 as of the preceding December 31 (or the next preceding business day if December 31 is not a business day). The amount of the distribution as of any other date on which a distribution is made shall be determined based on the Participant's Stock Option Deferral Account balance and on the price of Common Stock determined pursuant to Section 6 as of the end of the month in which the event which triggers distribution occurs. Earnings adjustments to amounts that have been valued for distribution shall cease as of the date used to value such amounts.

                b) The amount of each installment payment shall be a fraction of the balance of the Participant's Stock Option Deferral Account as of the December 31 preceding the date of the installment payment, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. The balance remaining in the Stock Option Deferral Account shall continue to be adjusted until the valuation date used to determine the last payment.

    8. NONASSIGNABILITY. No Participant or beneficiary shall have any interest in any Deferral Accounts which can be transferred, nor shall any Participant or beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Corporation, nor shall the Corporation recognize any assignment thereof, either in whole or in part, nor shall any Deferral Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Corporation. The designation of a beneficiary by a Participant does not constitute a transfer.

     9. WITHHOLDING OF TAXES. Distributions under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

     10. UNSECURED OBLIGATION. The obligation of the Corporation to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Corporation to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Corporation. The Corporation is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Corporation. The Corporation will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Corporation's obligation to Participants in this Plan and shall not be construed to impose on the Corporation the obligation to create any separate fund for purposes of this Plan.

     11. ADMINISTRATION. For purposes of Section 3(16)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Plan Administrator shall be the Human Resources Committee of the Corporation's Board of Directors. The Plan Administrator or its delegatee shall have the authority to interpret the Plan, to adopt procedures for implementing the Plan, and to determine adjustments under the Plan.

     12. AMENDMENT AND TERMINATION. The Board of Directors or the Human Resources Committee of the Corporation's Board of Directors may at any time terminate, suspend, or amend this Plan; provided, however, that if necessary to maintain the availability of the exemption contained in Rule 16b-3, or any successor regulation, under the Securities Exchange Act of 1934, as amended, for transactions pursuant to this Plan, the provisions of this Plan relating to the amount, price and timing of awards pursuant to this Plan may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code or ERISA, or the rules thereunder. No such action shall deprive any Participant of any benefits to which the Participant would have been entitled under the Plan if termination of the Participant's employment had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

     13. EFFECTIVE DATE. This restated Plan is generally effective August 1, 1997, except that the provisions of Section 5(A) allowing changes to earnings options elections for Regular Deferral Accounts will be effective January 1, 1998, unless the Chairperson of the Human Resources Committee of the Corporation's Board of Directors takes action in writing to delay the effectiveness of such provisions. Once effective, the provisions of Section 5(A) will apply to all earnings options elections, regardless of when made.